Exhibit T3A-82

CERTIFICATE OF INCORPORATION                               FOR OFFICE USE ONLY
STOCK CORPORATION                                         ______________________
61-5 REV. 10-69                                           ACCOUNT NO.
                                                          ----------------------
                                                          INITIALS
                                                          EH

                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE

The undersigned incorporator(s) hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

1.       The name of the corporation is OGDEN MARTIN SYSTEMS OF BRISTOL, INC.

2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

         To engage in any lawful act or activity for which corporations may be Formed under the Connecticut Stock Corporation Act.

STATE OF CONNECTICUT
OFFICE OF THE           }  SS. HARTFORD
SECRETARY OF THE STATE  }

I hereby certify that this is a true copy of record in this Office.

In Testimony whereof, I have
hereto set my hand, and affixed
the Seal of said State at
Hartford, this 8th day of March
A.D. 1985

/s/
----------------------------------
SECRETARY OF THE STATE

(CONN. -- 1465 -- 10/1/71)

                                   (Continued)

3. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof, are as follows:

                  a. Common

                  b. No. of Shares . . . 100

                  c. $1 par value

4.       XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

5. The minimum amount of stated capital with which the corporation shall commence business is 1,000 dollars. (Not less than one thousand dollars)

6.       (7) - Other provisions

Dated at New York, New York this 27th day of December, 1984

I/WE HEREBY DECLARE, UNDER THE PENALTIES OF FALSE STATEMENT, THAT THE STATEMENTS MADE IN THE FOREGOING CERTIFICATE ARE TRUE.

 This certificate of incorporation must be signed by one or more incorporators.

NAME OF INCORPORATOR (Print or  NAME OF INCOkPORATOR (Print or  NAME OF INCORF'ORATOR (Print or
Type)                           Type)                           Type)

1. Todd A. Rudner 2. Peter C. Farley 3. Ellen S. Estes
-----------------------------------------------------------------------------------------------
SIGNED (Incorporator)           SIGNED (Incorporator)           SIGNED (Incorporator)

1. /s/ TODD A. RUDNER           2. /s/ PETER C. FARLEY          3. /s/ ELLEN S. ESTES
-----------------------------------------------------------------------------------------------
NAME OF INCORPORATOR (Print or  NAME OF INCORPORATOR (Print or  NAME OF INCORPORATOR (Print or
Type)                           Type)                           Type)

4. 5. 6.
-----------------------------------------------------------------------------------------------
SIGNED (Incorporator)           SIGNED (Incorporator)           SIGNED (Incorporator)

4. 5. 6.
-----------------------------------------------------------------------------------------------

FOR OFFICE                           FRANCHISE FEE   FILING FEE   CERTIFICATION FEE   TOTAL FEES
 USE ONLY                            $50             $30          $9                  $90
                                     ----------------------------------------------------------
                                     SIGNED (For Secretary of the State)

                                     ----------------------------------------------------------
                                     CERTIFIED COPY SENT ON (Date)              INITIALS

                                     ----------------------------------------------------------
                                       TO

                                     ----------------------------------------------------------
                                     CARD                LIST                   PROOF

-----------------------------------------------------------------------------------------------
         61-5 (BACK)

                             SECRETARY OF THE STATE
                                30 TRINITY STREET
                                 P.O. BOX 150470
                             HARTFORD, CT 06115-0470

APRIL 3, 2001

                  INTERCOUNTY CLEARANCE CORPORATION
                  57 PRATT ST., SUITE 410
                  HARTFORD, CT 06103

RE:      Acceptance of Business Filing

This letter is to confirm the acceptance of a filing for the following business:

OGDEN MARTIN SYSTEMS OF BRISTOL, INC.

Work Order Number: 2001060672-001
Business Filing Number: 0002235988
Type of Request: CERTIFICATE OF AMENDMENT
File Date/Time: APR 03 2001 03:18 PM
Effective Date/Time: APR 03 2001 03:18 PM
Work Order Payment Received:
Payment Received:  75.00
Account Balance:
Customer Id: 000
Business Id: 0164349

If applicable for this type of request, a summary of the business information we have on record is enclosed.

If you would like copies of this filing you must complete a Request for Corporate Copies and submit it with the appropriate fee.

EVETT PEREZ
Commercial Recording Division
860-509-6003

                            CERTIFICATE OF AMENDMENT
                                STOCK CORPORATION

                      Office of the Secretary of the State
            30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-
                               0470 /Rev. 12/1999

                         Space F________________________

      FILING #0002235988 PG 01 OF 02 VOL B-00401 FILED 04/03/2001 03:18 PM
                                   PAGE 02306
                             SECRETARY OF THE STATE
                       CONNECTICUT SECRETARY OF THE STATE
1. NAME OF CORPORATION: Ogden Martin Systems of Bristol, Inc.

2. THE CERTIFICATE OF INCORPORATION IS (CHECK A., B. OR C.):

__X__  A. AMENDED.

_____  B. AMENDED AND RESTATED.

_____  C. RESTATED.

3.     TEXT OF EACH AMENDMENT / RESTATEMENT: Article First is amended to read:
       First: The name of the corporation is Covanta Bristol, Inc.

        (PLEASE REFERENCE AN 8 1/2 X 11 ATTACHMENT IF ADDITIONAL SPACE IS
                                     NEEDED)

                             BUSINESS FILING REPORT

WORK ORDER NUMBER:2001060672-001
BUSINESS FILING NUMBER:  0002235988

BUSINESS NAME:

COVANTA BRISTOL, INC.

BUSINESS LOCATION:

170 ENTERPRISE DRIVE
BRISTOL, CT  06010

MAILING ADDRESS:

OGDEN ENERGY GROUP
40 LANE RD.
FAIRFIELD, NJ  07007-2615

                               ** END OF REPORT **

                   FILING #0002235988 PG 02 OF 02 VOL B-00401
                      FILED 04/03/2001 03:18 PM PAGE 02307
                             SECRETARY OF THE STATE
                       CONNECTICUT SECRETARY OF THE STATE

4. VOTE INFORMATION (CHECK A., B. OR C.):

__X__  A. THE RESOLUTION WAS APPROVED BY SHAREHOLDERS AS FOLLOWS:

      (SET FORTH ALL VOTING INFORMATION REQUIRED BY CONN. GEN. STAT. SECTION 33-800 AS AMENDED IN THE SPACE PROVIDED BELOW)

                     Unanimous consent by the stock holders.

_____  B. THE AMENDMENT WAS ADOPTED BY THE BOARD OF DIRECTORS WITHOUT
          SHAREHOLDER ACTION.
          NO SHAREHOLDER VOTE WAS REQUIRED FOR ADOPTION.

_____  C. THE AMENDMENT WAS ADOPTED BY THE INCORPORATORS WITHOUT SHAREHOLDER
          ACTION.
          NO SHAREHOLDER VOTE WAS REQUIRED FOR ADOPTION.

                            5. EXECUTION:

                       Dated this 12th day of March, 2001.

Patricia Collins                 Asst. Secretary            /s/ Patricia Collins
PRINT OR TYPE NAME OF            CAPACITY OF SIGNATORY           SIGNATURE
    SIGNATORY